Exhibit 99.1

Pitney Bowes Discloses Strong Financial Results for Second Quarter 2025 and Issues CEO Letter

Highlights SendTech and Presort Continue to Support Meaningful Earnings and Cash Flow Growth

Increases Share Repurchase Authorization From $150M to $400M Following $130M Share

Buybacks Over the Past 120 Days

Increases Dividend for Third Consecutive Quarter

Modifies Aspects of Full-Year Outlook, Including a Slight Reduction to Revenue Guidance, a

Reduction to Top-End of EBIT Guidance and a Raise to Adjusted EPS Guidance

CEO Letter Shares Update on Strategic Review Priorities and Timeline

STAMFORD, Conn.—(BUSINESS WIRE)—July 30, 2025—Pitney Bowes Inc. (NYSE: PBI) (“Pitney Bowes” or the “Company”), a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world, today disclosed its financial results for the second quarter of 2025. In conjunction with this announcement, Pitney Bowes’ CEO, Kurt Wolf, has released a letter to shareholders to provide his commentary on the quarter and updates on strategic initiatives. This letter issuance supports a format change to the Company’s quarterly earnings calls, whereby management will deliver abbreviated commentary in order to devote additional time to more useful, interactive Q&A.

Q2 2025 Financial Highlights

•	Revenue was $462 million, down 6% year over year

•	GAAP EPS was $0.17, an improvement of $0.30 year over year

•	Adjusted EPS was $0.27, an improvement of $0.16 year over year

•	GAAP net income of $30 million, an improvement of $55 million year over year

•	Adjusted EBIT was $102 million, an improvement of $28 million or 37% year over year

•	GAAP cash from operating activities was $111 million, up $31 million year over year

•	Free Cash Flow was $106 million, and excluded $8 million of restructuring payments

Earnings per share results are summarized in the table below:

	Second Quarter
	2025	2024
GAAP EPS	$0.17	($0.14)
Loss from discontinued operations, net of tax	—	$0.08
Restructuring charges	$0.06	$0.13
Foreign currency loss on intercompany loans	$0.07	—
Transaction and strategic review costs	$0.01	$0.04
Benefit in connection with Ecommerce Restructuring	($0.03)	—

Adjusted EPS	$0.27	$0.11

Q2 2025 CEO Commentary & Letter

To read and/or download a copy of this quarter’s CEO letter please visit the Company’s web site at: https://www.investorrelations.pitneybowes.com/.

Q2 2025 Business Segment Reporting

SendTech Solutions

SendTech Solutions offers physical and digital shipping and mailing technology solutions, financing, services, supplies and other applications for small and medium businesses, retail, enterprise, and government clients around the world to help simplify and save on the sending, tracking and receiving of letters, parcels and flats.

	Second Quarter
($ millions)	2025	2024	% Change Reported
Revenue	$312	$339	(8%)
Adj. Segment EBITDA	$113	$108	5%
Adj. Segment EBIT	$101	$96	5%

SendTech revenue decline was driven by the end of the recent product migration, which largely concluded at the end of 2024, the ongoing shift from equipment placement to lease extensions and a decrease in mailing install base.

Adjusted Segment EBITDA and EBIT improvement was driven by simplification and cost reduction initiatives.

Presort Services

Presort Services provides sortation services that enable clients to qualify for USPS workshare discounts in First Class Mail, Marketing Mail, Marketing Mail Flats and Bound Printed Matter.

	Second Quarter
($ millions)	2025	2024	% Change Reported
Revenue	$150	$147	2%
Adj. Segment EBITDA	$45	$36	25%
Adj. Segment EBIT	$36	$27	33%

Higher revenue per piece and product mix drove revenue growth. Adjusted Segment EBITDA and EBIT improvement was driven by cost reduction initiatives.

Change to Segment Reporting

Effective April 1, 2025, we revised our segment reporting to report the revenue and related expenses of a cross-border services contract in our SendTech Solutions reporting segment, which was previously reported in Other. Prior periods have been recast to conform to the current period presentation.

2025 Full-Year Outlook

Pitney Bowes has updated its full-year revenue guidance, from a $1.95 billion to $2 billion range to a $1.90 billion to $1.95 billion range. This update, which is almost entirely attributable to Presort, stems from previously overemphasizing EBIT margins at the expense of winning and retaining certain Presort clients, which would have been profitable at lower margins. New management has reversed former management’s policy to ensure Presort can leverage its strength and scale as the market leader under Debbie Pfeiffer. The Company also has raised its Adjusted EPS guidance from $1.10 to $1.30 range to a $1.20 to $1.40 range. The Company has tightened its Adjusted EBIT guidance by lowering the top end of the range and reaffirms its previously disclosed full-year guidance for Free Cash Flow. The Company’s current financial guidance is as follows:

$ millions, except EPS	Low	High
Revenue	$1,900	$1,950
Adjusted EBIT	$450	$465
Adjusted EPS	$1.20	$1.40
Free Cash Flow	$330	$370

Q2 2025 Earnings Conference Call

Management will discuss the Company’s results in a webcast today at 5:00 p.m. ET. Instructions for accessing the earnings results call are available on the Investor Relations page of the Company’s website at www.pitneybowes.com.

About Pitney Bowes

Pitney Bowes (NYSE: PBI) is a technology-driven company that provides SaaS shipping solutions, mailing innovation, and financial services to clients around the world – including more than 90 percent of the Fortune 500. Small businesses to large enterprises, and government entities rely on Pitney Bowes to reduce the complexity of sending mail and parcels. For the latest news, corporate announcements, and financial results, visit www.pitneybowes.com/us/newsroom. For additional information, visit Pitney Bowes at www.pitneybowes.com.

Contacts:

For Investors:

Alex Brown

investorrelations@pb.com

For Media:

Longacre Square Partners

Joe Germani / Ashley Areopagita

jgermani@longacresquare.com / aareopagita@longacresquare.com

Adjusted Segment EBIT

Adjusted Segment EBIT is the primary measure of profitability and operational performance at the segment level. Adjusted Segment EBIT includes segment revenues and related costs and expenses attributable to the segment, but excludes interest, taxes, general corporate expenses, restructuring charges, and other items not allocated to a business segment. We also report Adjusted Segment EBITDA as an additional useful measure of segment profitability and operational performance, which is calculated as Adjusted Segment EBIT plus depreciation and amortization expense of the segment.

Use of Non-GAAP Measures

Pitney Bowes’ financial results are reported in accordance with generally accepted accounting principles (GAAP). Pitney Bowes also discloses certain non-GAAP measures, such as revenue growth on a constant currency basis, adjusted earnings before interest and taxes (Adjusted EBIT), adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), adjusted earnings per share (Adjusted EPS) and free cash flow.

Revenue growth on a constant currency basis excludes the impact of changes in currency exchange rates from the prior period under comparison. Constant currency change is calculated by converting the current period non-U.S. dollar denominated revenue using the prior year’s exchange rate. We believe that excluding the impacts of currency exchange rates provides a better understanding of the underlying revenue performance.

Adjusted EBIT, Adjusted EBITDA and Adjusted EPS exclude the impact of restructuring charges, foreign currency gains and losses on intercompany loans, certain costs associated with the Ecommerce Restructuring, gains and losses on debt redemptions and other unusual items that we believe are not indicative to our core business operations.

Free cash flow adjusts cash flow from operations calculated in accordance with GAAP for capital expenditures, restructuring payments and other special items. Management believes free cash flow provides better insight into the amount of cash available for other discretionary uses.

Reconciliations of non-GAAP measures to comparable GAAP measures can be found in the attached financial schedules and at the Company’s web site at: https://www.investorrelations.pitneybowes.com/.

Forward-Looking Statements

This document contains “forward-looking statements” about the Company’s expected or potential future business and financial performance, including, but not limited to, statements about future revenue and profitability, earnings guidance, future events or conditions, capital allocation strategy, expected cost savings and efficiency improvements, and strategic initiatives and priorities. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that could cause actual results to differ materially from those projected. Factors which could cause future financial performance to differ materially from expectations include, without limitation, changes in postal regulations or the operations and financial health of posts in the U.S. or other major markets or changes to the broader postal or shipping markets; accelerated or sudden decline in physical mail volumes or shipping volumes; the loss of some of our larger clients; changes in trade policies, tariffs and regulations; global supply chain issues adversely impacting our third party suppliers’ ability to provide us products and services; periods of difficult economic conditions, the impacts of inflation and rising prices, higher interest rates and a slow-down in economic activity, including a global recession, or a U.S. government shutdown, to the Company and our clients; changes in foreign currency exchange rates; changes in labor and transportation availability and costs; inability to successfully execute on our strategic initiatives; and other factors as more fully outlined in the Company’s 2024 Form 10-K Annual Report and other reports filed with the Securities and Exchange Commission during 2025. Pitney Bowes assumes no obligation to update any forward-looking statements contained in this document as a result of new information, events, or developments.